Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement (Investment Company Act File No. 811-21434) of Master Bond Trust on Form N-1A of our report dated November 18, 2004 appearing in the September 30, 2004 Annual Report of Core Bond Portfolio of Merrill Lynch Bond Fund, Inc., which is incorporated by reference in Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

January 26, 2005